EXHIBIT 10.3

GUARANTY

This guaranty (this “Guaranty”) is made and entered into as of April 25, 2011, by Altair Nanotechnologies, Inc., a Canada corporation, and Altair Nano, Inc., a Nevada corporation (“Guarantor”), for the benefit of Suncrest Homes 30, LLC, a California limited liability company as to 1,000,000/1,500,000 undivided interest; Pacific BVL Corp, a California corporation as to 300,000/1,500,000 undivided interest, and Rubicon Mortgage Fund, LLC, a California limited liability company as to 200,000/1,500,000 undivided interest (“Creditor”) as an inducement for Creditor to make a loan to Altair Nanotechnologies, Inc., a California corporation (“Borrower”), which loan will be evidenced by that certain Promissory Note (Loan # ALT001)  made by Borrower in favor of Creditor of even date herewith (the “Note”).  This Guaranty shall also extend to any extensions, renewals, replacements, modifications or novations of the Note and any other promissory notes that may be made in the future by Borrower in favor of Creditor.  This is a guaranty of payment and not of collection.  This Guaranty may not be revoked or terminated by Guarantors until the Note is paid in full according to its terms.

1. Guarantors, jointly and severally, guarantee to Creditor the prompt, timely and full payment of all principal, interest and other amounts required to be paid under or in connection with the Note, and the prompt, timely and complete performance, satisfaction and observation of each and every other obligation of the Note required to be performed, satisfied or observed by Borrower or its successors or assigns.  This Guaranty extends to any and all successors and assigns of Borrower in respect of the Note.

2. If Borrower fails to make any payment under or in connection with the Note or to perform, satisfy or observe the terms and conditions of the Note, Guarantors will promptly and fully pay, perform, satisfy and observe the obligation(s) in place of Borrower.  Guarantors shall pay, reimburse and indemnify Creditor for all damages, costs, expenses, losses and other liabilities arising out of or resulting from the failure of Borrower to make any such payments or to perform, satisfy or observe any of the terms and conditions of the Note.

3. Without notice to or further assent from Guarantors, Creditor may waive or modify any of the terms or conditions of the Note, or compromise, settle or extend the time of performance of any obligation of Borrower.  These actions may be taken by Creditor without discharging or otherwise affecting the obligations of Guarantors.  In addition, Guarantors expressly waive (i) notice of acceptance of this Guaranty by any person, (ii) notice of the amount of indebtedness or extent of performances owing under the Note which now exists or which may hereafter exist, (iii) presentment, demand for payment, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, and notice of costs, expenses or losses and interest thereon, notice of interest on interest and late charges and diligence in taking any action to collect any sums owing under the Note or in proceedings against any of the rights and interests in and to properties securing payment of the Note, and (iv) notice of assignment, transfer or negotiation of the Note.

4. The liability of Guarantors is direct, immediate, absolute, continuing, unconditional and unlimited.  Each Guarantor is directly, jointly and severally liable to Creditor for the obligations set forth in this Guaranty.  The obligations of each Guarantor set forth in this Guaranty are independent of the Borrower or any other Guarantor.  A separate action may be brought against each Guarantor regardless of whether an action is brought against Borrower or any other Guarantor or whether Borrower or any other Guarantor is joined in such action.  Creditor shall not be required to pursue any remedies it may have against Borrower or any collateral security as a condition to enforcement of this Guaranty.  Nor shall Guarantors be discharged or released by reason of the discharge or release of Borrower for any reason, including a discharge in bankruptcy, receivership or other proceedings, a disaffirmation or rejection of the Note by a trustee, custodian or other representative of Borrower in bankruptcy, a stay or other enforcement restriction, or any other reduction, modification, impairment or limitation of the liability of Borrower or any remedy of Creditor.

5. This Guaranty is binding upon Guarantors and their legal representatives, heirs, successors and assigns, and shall inure to the benefit of Creditor and its successors and assigns.  No assignment or delegation by a Guarantor shall release a Guarantor of his obligations under this Guaranty.

6. This Guaranty may not be modified orally, but only by a writing signed by all Guarantors and Creditor.

7. If any legal action is required to collect any amount owing under the Note or this Guaranty, Creditor shall be entitled to collect from Guarantors all reasonable costs and expenses of such action, including, but not limited to, reasonable attorneys’ fees.

8. This Guaranty shall be construed and enforced in accordance with the laws of the State of Nevada.  All persons and entities in any manner obligated under this Guaranty consent to the jurisdiction of any federal or state court within Nevada selected by creditor and also consent to service of process by any means authorized by Nevada or federal law.

9. Guarantors represent and warrant that they have the legal capacity and all necessary power and authority, acting alone, to execute and deliver this Guaranty and to take all action contemplated hereby; that this Guaranty has been duly executed and delivered by Guarantors, and is a valid and binding obligation on the part of Guarantors that is enforceable against Guarantors, and each of them, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies; and that neither the execution, delivery nor performance of this Guaranty will, with or without the giving of notice or passage of time, conflict with, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any bond, debenture, note, evidence of indebtedness or any contract, indenture, mortgage, loan agreement, lease, joint venture, partnership or other agreement to which Guarantor is a party or by which Guarantor or any of his assets is bound.

In witness whereof, Guarantors have duly signed this Guaranty as of the date first above written.

Altair Nanotechnologies Inc, a Canada corporation

/s/ John C. Fallini 4-27-11
John C. Fallini, Chief Financial Officer

Address for Notices:

204 Edison Way
Reno, NV 89502

Altairnano, Inc., a Nevada corporation

/s/ John C. Fallini 4-27-11
John C. Fallini, Chief Financial Officer

Address for Notices:

204 Edison Way
Reno, NV 89502

Altair Nanotechnologies Inc, a Canada corporation

/s/ Terry M. Copeland 4-27-11
Terry Copeland, Chief Executive Officer

Address for Notices:

204 Edison Way
Reno, NV 89502

Altairnano, Inc., a Nevada corporation

/s/ Terry M. Copeland 4-27-11
Terry Copeland, Chief Executive Officer

Address for Notices:

204 Edison Way
Reno, NV 89502

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